Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Acadia Healthcare Company, Inc. of our report dated August 18, 2011, relating to the consolidated financial statements of PHC, Inc. and subsidiaries for the year ended June 30, 2011 appearing in Acadia Healthcare Company, Inc.’s Amendment No. 3 to Form S-4.

/s/ BDO USA, LLP

Boston, MA

November 14, 2011